EXHIBIT 23.6

PRIVATE & CONFIDENTIAL

September 22, 1998

Board of Directors
Oneida Valley Bancshares, Inc.
160 Main Street
Oneida, New York 13421

Ladies and Gentlemen:

We hereby consent to the inclusion of our Fairness Opinion issued to the Board of Directors of Oneida Valley Bancshares, Inc. in this Registration Statement on Form S-4, and to the discussion of such opinion letter and of our firm in the Joint Proxy Statement/Prospectus forming a part thereof. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

Terence L. Griswold, ASA
Principal

TLG/mmc/Encs.